                         AGREEMENT AMONG STOCKHOLDERS
                         ----------------------------
     THIS AGREEMENT AMONG STOCKHOLDERS (this "Agreement"), dated as of November 6, 1991, is made by and among BET Holdings, Inc. (the "Company"), Robert L. Johnson ("Johnson"), TW/BET Holding Co. ("TW/BET"), and LMC BET, Inc. ("LMC") (Johnson, TW/BET and LMC are sometimes referred to herein collectively as the "Stockholders" and individually as a "Stockholder").

                               R E C I T A L S:
                               - - - - - - - -
      WHEREAS, the Company's securities have been reclassified pursuant to the Company's Restated Certificate of Incorporation and a related Plan of Recapitalization;
      WHEREAS, at the time of effectiveness of such Restated Certificate of Incorporation and Plan of Recapitalization, each share of previously issued $1.00 par value common stock held by the stockholders of the Company at such time was converted into 72,300 shares of Class A Common Stock and 72,300 shares of Class C Common Stock;
     WHEREAS, the parties intend that only Robert L. Johnson shall continue to own Class C Common Stock and each of the TW/BET and LMC shall instead own Class B Common Stock;
     WHEREAS, on November 6, 1991, Robert L. Johnson offered 375,000 shares of Class A Common Stock, as a selling stockholder, pursuant to the Company's initial public offering (the "Public Offering") of its Class A Common Stock;
     WHEREAS, Home Box Office, Inc., a Delaware corporation, transferred its shares of stock of the Company to Time Warner

Entertainment Company, L.P., which transferred such shares to TW/BET;
     WHEREAS, each share of Class C Common Stock of the Company ("Class C Stock") is convertible into either one share of Class B Common Stock of the Company ("Class B Stock") or one share of Class A Common Stock of the Company ("Class A Stock")(the Class A Stock, Class B Stock, and Class C Stock, collectively, the "Company Stock");
     WHEREAS each share of Class B Stock is convertible into one share of Class A Stock; and
     WHEREAS, the Stockholders and the Company believe that it is in their best interests to enter into this Agreement in order to create and define certain rights and obligations with respect to the Company's recapitalization, election of director of the Company, and registration of the Class A Stock under the Securities Act of 1933, as amended, and the rules and regulations issued under such Act, as they each may, from time to time, be in effect (the "Securities Act").
     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, the parties hereby agree as follows:

     1. Conversion by TW/BET and LMC of
        Class C Stock to Class B Stock.
        ------------------------------
     TW/BET and LMC hereby agree to convert each share of Class C Common Stock issued to Home Box Office, Inc. and LMC under the Plan of Recapitalization into an equal number of shares of Class B Common Stock without any other action on the part of any person, effective as of the effectiveness of the Company's Restated Certificate of Incorporation and Plan of Recapitalization. TW/BET and LMC agree that certificates representing shares of Class C Common Stock need not be issued in their names; instead they request that certificates representing the appropriate number of shares of Class B Common Stock issuable upon conversion of their Class C Common Stock be issued to them without the intermediate step of issuing certificates representing Class C Common Stock. Each of TW/BET and LMC agrees to deliver duly executed instruments of transfer, in form reasonably satisfactory to the Company if requested by the Company.

        2.  Representation on Board of Directors.
            ------------------------------------
            (a) Right To Nominate Director. So long as any Stockholder shall
                --------------------------
continue to be the holder of record, in the aggregate, of not less than 1,500,000 shares of either Class B Stock or each such Qualified Stockholder shall have the right to nominate one person to the Company's Board of Directors at all times; and each of the other Stockholders covenants and agrees to be counted for a quorum at each meeting of the Company's stockholders in which any seat on the Company's Board of Directors is being filled (an "Election Meeting"), and to vote any voting security held by it or any affiliate (as defined by Rule 12b-2 of the Securities Exchange Act of 1934, as amended) so that, at any Election Meeting, the Qualified Stockholders' nominees shall be elected.

           (b)  Notice of Election Meeting.  The Company shall deliver to each
               --------------------------
Qualified Stockholder written notice of the time and place of any Election Meeting by hand, facsimile, or telex no more than 60 nor less than 30 days prior to the Election Meeting and such notice shall request that each Qualified Stockholder designate a nominee. Each Qualified Stockholder shall designate its nominee by notice to the Company not later than 20 days after receipt of the notice of the Election Meeting.


     3.    Registration Rights.
           -------------------

           (a) Demand Registration.
               -------------------

               (1) Each of Johnson, TW/BET and LMC may make a maximum of two written requests to the Company for the registration of Class A Stock held by such requesting party in accordance with the provisions of the Securities Act, in each case with respect to at least 500,000 shares of Class A Stock ("Demand Registration"); provided, however, that if any such request is delivered at a
                --------  -------
time when (i) the Company has requested authority from its Board of Directors to file any registration statement (other than on Form S-8 or its successor) with the Securities and Exchange Commission (the "Commission") for a public offering and sale of securities of the Company on behalf of the Company or any other party (so long as such registration statement is filed with respect thereto within three months of the party's request for a Demand Registration), or (ii) such registration would, in the good faith determination of the directors of the Company, adversely affect a material acquisition or merger to which the Company is or proposes to be a party, the Company may, once with respect to each of the two requests for a Demand Registration, require the requesting party to postpone such request, in the case of a determination to file any registration statement, until the later of the expiration of the 90 day period following the effective date of such registration or six months from the day of the party's request for such Demand Registration; or, in the case of an acquisition or merger, for an appropriate period as determined by the Company, not in excess of 180 days. In the event that the Company elects to require such requesting Stockholder to postpone such registration by reason of clause (i) or
(ii) in the preceding sentence, the Company will promptly so notify in writing the requesting Stockholder under which of such clauses the Company will require such postponement, in which event the request shall be deemed withdrawn unless such requesting Stockholder notifies the Company in writing of its intention that such request remains in effect, but subject nonetheless to such postponement.

                (2) Each Demand Registration for more than five percent (5%) of the shares of Class A Stock issued and outstanding at the time of filing of such Demand Registration shall be in connection with an underwritten offering on a firm commitment basis, the managing underwriter or underwriters of which shall be selected by the requesting party, be of nationally recognized standing and shall be reasonably acceptable to the Company. A Demand Registration for a lesser percentage of shares of Class A Stock may be in connection with a "best efforts underwriting" provided that any such Registration Statement shall not remain effective for more than 20 trading days.

          (3) If upon any request for Demand Registration the Company shall have filed a registration statement but prior to its becoming effective the requesting party shall withdraw its request, and shall reimburse the Company for its costs and expenses in connection with such filing, then although the Company shall be deemed to have satisfied its obligation with respect to such request, such requesting party shall be deemed not to have made one of its two written requests pursuant to subparagraph 3(a)(1) above.

     (b)  Piggyback Registration.
          ----------------------

          (1) Whenever the Company proposes to file a registration statement with the Commission for a public offering and sale of securities of the Company (other than a registration statement on Form S-8 or Form S-4, or their successors or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another corporation in a transaction subject to Rule 145 under the Securities Act), including any proposed filing in response to a request from another stockholder (a "Registration Statement") to register shares of Class A Stock (other than pursuant to an agreement entered into with a person other than a Stockholder which agreement requires the filing of such Registration

Statement and which precludes the registration of any other shares of Class A Stock under such Registration Statement) ("Piggyback Registration"), it will, prior to such filing, give written notice to each other party hereto of its intention to do so and, upon the written request of any such party given within 20 days after the Company provides such notice (which request shall state the intended method of disposition of such Class A Stock), the Company shall (subject to Section 3(b)(3) below) use its reasonable best efforts to cause all Class A Stock which the Company has been requested by each such party to register to be registered under the Securities Act to the extent necessary to permit their sale or other disposition in accordance with the intended methods of distribution specified in the request of each such party; provided, however,
                                                             --------  -------
that the Company shall have the right to postpone or withdraw any registration effected pursuant to this Section 3(b)(1) without obligation to any such party.

                    (2) If such proposed registration of Class A Stock, or any portion thereof, is on behalf of the Company and is to be distributed by or through an underwriter or underwriters, who shall be chosen in the sole discretion of the Company, with regard to the inclusion of such Class A Stock therein each party requesting Piggyback Registration must agree (i) to sell such Class A Stock on the same basis as provided in the underwriting arrangement approved by the Company and (ii) to complete and execute, in a timely manner, all questionnaires, powers of attorney, indemnities, hold-back agreements, underwriting agreements and other documents required either under the terms of such arrangement or by the Commission.

                    (3) If, in the written opinion of the managing underwriter for an underwritten offering (a copy of which written opinion the Company shall cause to be delivered to each party requesting Piggyback Registration pursuant hereto), the registration of all, or part of, the Class A Stock which the other parties have requested be included in such public offering would have an adverse effect thereon, then, the Company shall be required to include in the underwriting only that number of shares of Class A Stock, if any, which the managing underwriter reasonably believes may be sold without causing such adverse effect. If the number of shares to be included in the underwriting in accordance with the foregoing is less than the number of shares which all persons permitted by the Company or otherwise entitled to participate in the registration have requested be included (whether pursuant to the exercise of registration rights or otherwise) the Company shall be entitled to include all shares which it had intended to register, after which the parties requesting Piggyback Registration shall participate in the underwriting pro rata with the holders of all other shares permitted by the Company, or otherwise entitled, participate in the underwriting pursuant to registration rights or otherwise, based upon their respective total ownership of shares of Company Stock, and if any holder would thus be entitled to include more shares than such holder requested to be registered, the excess shall be allocated among other requesting holders pro rata based upon their respective total ownership of shares of Company Stock. If requested by any underwriter or underwriters, each party requesting Piggyback Registration shall agree to sell its shares of Class A Stock which are to be included in the Piggyback Registration to or through such underwriter or underwriters at the same price to be paid to the Company or other selling stockholders.

                (c)  Right to Deny Registration.  Notwithstanding the provisions
                     --------------------------
of Section 3(a) and Section 3(b) above, the Company shall not be required to cause a Registration Statement to be filed pursuant thereto or to remain effective if, within 15 days after its receipt of a request to register Class A Stock or at any time a registration statement is effective, counsel for the Company delivers an opinion to each requesting party, in form and substance reasonably satisfactory to counsel to each such requesting party, respectively, that the entire number of shares of Class A Stock proposed to be sold by it may be sold by it pursuant to the provisions of Rule 144 of the Securities Act or (any successor rules) within a period of not more than 90 days from the date of such opinion (based on the number of shares of Class A Stock outstanding on the date of such opinion and the average weekly trading volume for such Class A Stock for the four weeks preceding the date of such opinion).

        (d)  Registration Procedures.  In the case of each registration
             -----------------------
effected by the Company pursuant to this Agreement, the Company will use its reasonable best efforts to:

                (1) prepare and file promptly with the SEC a registration statement with respect to the Class A Stock held by such requesting party and use its best efforts to cause such registration statement to become effective;

                (2) keep any Demand Registration or Piggyback Registration effective for a period of 90 days or until the distribution contemplated by the Registration Statement is completed, whichever first occurs;

                (3) furnish to each party participating in such distribution such number of copies of the Registration Statement, each amendment and supplement thereto, the prospectus included in the Registration Statement (including the preliminary prospectus) and such other documents as each such party may reasonably request to facilitate disposition of the shares of Class A Stock to be sold by it; and

                (4) cause the shares of Class A Stock to be sold to be registered or qualified under the state securities laws or "blue sky" laws of such jurisdictions as each participating party may reasonably request and to do any and all other acts and things which may be necessary or advisable to enable each participating party to consummate the disposition of the Class A Stock to be sold; provided, however, that the Company shall not be required to
                  --------  -------
register or qualify Class A Stock in any jurisdiction where such registration or qualification would require the Company to subject itself to taxation in such jurisdiction or to register or require it to qualify for authority to do business as a foreign corporation.

        (e)  Additional Conditions of Participation.  It shall be a condition
             --------------------------------------
precedent to the obligation of the Company to File a Registration statement including shares of Class A Stock held by any other party hereto that such party shall furnish promptly to the Company instruments in writing duly executed containing all such information as the Company shall reasonably request for use in connection with the preparation of the Registration Statement or the prospectus or preliminary prospectus included therein, as well as all undertakings which the Commission may request or the Company may reasonably request relating to compliance with Rule 10b-6 under the Securities Exchange Act of 1934, as amended, and the rules and regulations issued under such Act, as they each may, from time to time, be in effect (the "Exchange Act"). In connection with any registration of Class A Stock, if requested by the underwriter, each participating party will agree not to sell or otherwise transfer or dispose of any Class A Stock (except that this obligation shall not apply to Class A Stock included in such underwritten registration) during the 30-day period prior to and the 90-day period following the consummation of such underwritten offering.

        (f)  Payment of Expenses.
             -------------------

             (1) With regard to the registration of Class A Stock pursuant to a Piggyback Registration or a Qualified Demand Registration (as hereinafter defined), except as otherwise provided for in this Section 3(f) (1) and Section 3(f) (2) below, the Company shall bear all usual and customary costs and expenses incidental to the preparation of the registration statement, including all registration, filing and qualification fees and expenses necessary with regard to the Securities Act, all fees and expenses of counsel to the Company, all fees and expenses of the Company's independent auditors, all fees and expenses of underwriters and all printing costs and all fees and expenses incidental to complying with state securities or "blue sky" laws; provided,
                                                                  --------
however, that each participating party shall bear all fees and expenses of
- -------
counsel retained by such party, all fees and expenses of underwriters that are customarily paid by selling stockholders, such as all selling expenses and underwriter commissions attributable to the shares offered by such party, and all fees and expenses of any special experts retained by such party in connection with the requested registration. The term "Qualified Demand Registration" shall mean a Demand Registration of Class A Stock that can be effected through the use of a Form S-3 registration statement or its successor.

     (2) With regard to the registration of Class A Stock pursuant to a Demand Registration that is not a Qualified Demand Registration (including, without limitation, any such Demand Registration that is, with respect to any other party hereto, a Piggyback Registration), except as otherwise provided for in this Section 3(f)(2) below, the Company shall bear usual and customary costs and expenses incidental to the preparation of the registration statement, including registration, filing and qualification fees and expenses necessary with regard to the Securities Act, fees and expenses of counsel to the Company, fees and expenses of the Company's independent auditors, fees and expenses of underwriters and printing costs and fees and expenses incidental to complying with state securities or "blue sky" laws; provided, however, that the amount of
                                          --------  -------
such costs and expenses to be paid by the Company shall not exceed $40,000 (or, if more than one Stockholder participates, $80,000); provided, further, that
                                                     --------  -------
each participating party shall bear all fees and expenses of counsel retained by such party, all fees and expenses of underwriters that are customarily paid by selling stockholders, such as all selling expenses and underwriter commissions attributable to the shares offered by such party, all fees and expenses of any special experts retained by such party in connection with the requested registration, and, a percentage, calculated by dividing the number of shares registered by such participating party by the aggregate number of shares registered, of the costs and expenses in excess of $40,000 (or, if more than one Stockholder participates, $80,000).

           (g)   Indemnification.
                 ---------------

                 (1)   Indemnification by the Company.  In the event of any
                       ------------------------------
registration of any of the Class A Stock under the Securities Act pursuant to this Agreement, the Company will indemnify and hold harmless each participating party, its directors, officers, employees and each person who controls each participating party (within the meaning of Section 15 of the Securities Act) against any and all losses, claims, damages or liabilities, joint or several, to which any of such participating parties, directors, officers, employees and controlling persons may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement under which such shares of Class A Stock were registered under the Securities Act, any preliminary prospectus or final prospectus contained in the Registration Statement, or any amendment or supplement to such Registration Statement, or arise out of or are based upon the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made; provided, however, that the Company will not be liable in any such
           --------  -------
case to: (i) a participating party or any of its officers, directors, employees or persons controlling such party to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or omission made in such Registration Statement, preliminary prospectus or prospectus, or any such amendment or supplement, in reliance upon and in conformity with information furnished to the Company by or on behalf of such party or (ii) a participating party or any of its officers, directors, employees or persons controlling such party to the extent that any such loss, claim, damage or liability arises out of or is based upon such party's failure to send or give a copy of the final prospectus, as the same may be then supplemental or amended, to the person asserting an untrue statement or omission at or prior to the written confirmation of the sale of the Class A Stock to such person if such statement or omission was corrected in such final prospectus and if the party failing to deliver such prospectus had a duty, under the Securities Act or otherwise, to do so.

           (2)   Indemnification by Johnson, TW/BET and LMC.  In the event of
                 ------------------------------------------
any registration of any of the Class A Stock under the Securities Act pursuant to this Agreement, each participating party (other than the Company) will, to the extent permitted by law, indemnify and hold harmless the Company, each of its directors, officers and employees, each underwriter and each person, if any, who controls the Company (within the meaning of Section 15 of the Securities
Act) against any and all losses, claims, damages or liabilities, joint or several to which the Company or any of such directors, officers, employees underwriters and controlling persons may become subject under the Securities Act, Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement under which such shares of Class A Stock were registered under the Securities Act, any preliminary prospectus or final prospectus contained in the Registration Statement, or any amendment or supplement to the Registration Statement, or arise out of or are based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, if the statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of such party specifically for use in connection with the preparation of such Registration Statement, prospectus, amendment or supplement.

         (3)   Indemnification Procedure.  Each party entitled to indemnity
               -------------------------
under this Section 3(g) (an "Indemnified Party") shall, within 30 days after the receipt of notice of the commencement of any action against such party in respect of which indemnity may be sought from any other party to this Agreement (an "Indemnifying Party") on account of an indemnity agreement contained in this Section 3(g), notify the Indemnifying Party in writing of the commencement of such action. The failure of any Indemnified Party to so notify an Indemnifying Party shall relieve the Indemnifying Party from any liability with respect to such action that it may have to such Indemnified Party on account of the indemnity agreement contained in this Section 3(g), unless such Indemnified Party can establish that the Indemnifying Party has not been prejudiced in its ability to defend such action or settle such action by such failure. The Indemnifying Party will be entitled to participate in any action with respect to which indemnity is being sought to the extent it may wish, jointly with any other Indemnifying Party similarly notified. Without limiting the generality of the foregoing, the Indemnifying Party shall be entitled to assume the defense in any action with respect to which indemnity is being sought with counsel reasonably satisfactory to the Indemnified Party by giving to the Indemnified Party notice of its election to assume the defense thereof and acknowledgement in writing that the claim in question is one for which the Indemnifying Party is obligated to indemnify the Indemnified Party. Thereafter, the Indemnifying Party will not be liable to such Indemnified Party for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof; provided, however, that if the Indemnified Party has a reasonable basis
         --------  -------
to believe, and does believe, that its interests in such action conflict with those of the Indemnifying Party or any other Indemnifying Party, the Indemnified Party may so notify the Indemnifying Party and the Indemnifying Party will remain liable to the Indemnified Party for all reasonable legal or other expenses incurred by the Indemnified Party in connection with defense of such action. Whether of not the Indemnifying Party assumes defense of an action, it shall have no obligation to the Indemnified Party with respect to any settlement effected without the Indemnifying Party's consent, which shall not be unreasonably withheld and which may be given without an admission by the Indemnifying Party of its obligation to indemnify any party seeking indemnification.

     4. Miscellaneous.
        -------------
        (a) Successors and Assigns. This Agreement shall be binding upon and
            ----------------------
inure to the benefit of the parties hereto and their respective successors, permitted assigns, heirs, personal representatives and executors; provided,
                                                                  --------
however, that, except for assignments or transfers to affiliates, as that term
- -------
is defined by Rule 12b-2 of the Securities Exchange Act of 1934, as amended, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties. This Agreement may not be modified or amended except in a writing signed by all of the parties hereto.

        (b) Counterparts. This Agreement may be executed in two or more
            ------------
counterparts, each of which shall be an original and all of which together shall constitute a single instrument.

        (c) No Waiver. No course of dealing nor any delay in exercising any
            ---------
right or remedy hereunder shall constitute a waiver of any such right or remedy or any other right or remedy hereunder.

           (d)   Notices.  All notices or other communications required or
                 -------
permitted hereunder shall be in writing and shall be deemed to have been duly given when delivered in person or when deposited in the United States mail, registered or certified mail, return receipt requested, postage prepaid and addressed as follows:

     If to the Company:

           BET Holdings, Inc.
           1232 31st Street, N.W.
           Washington, D.C.  20007
           Attn:  President

     If to TW/BET:

           TW/BET Holding Co.
           c/o Home Box Office, Inc.
           1100 Avenue of the Americas, 8th Floor
           New York, NY  10036
           Attn:  President

     With a separately delivered copy to:

           Home Box Office, Inc.
           1100 Avenue of the Americas
           New York, NY  10036
           Attn: General Counsel

     If to LMC:

           LMC BET, Inc.
           8101 E. Prentice Ave. Suite 5
           Englewood, CO 80111
           Attn: President

     If to Johnson

           Robert L. Johnson
           BET Holdings, Inc.
           1232 31st Street, N.W.
           Washington, D.C.  20007


           (e)   Entire Agreement.  This Agreement contains the entire agreement
                 ----------------
of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, understandings and statements with respect to such matters, whether oral or written.

                (f)  Choice of Law.  This Agreement shall be construed and
                     -------------
enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Delaware.

                (g)  Headings.  The descriptive headings of the several
                     --------
sections and paragraphs of this Agreement are inserted for reference only and shall not limit or otherwise affect the meaning hereof.

                (h)  Third Parties.  Except as specifically set forth or
                     -------------
referred to herein, nothing herein expressed or implied is intended or shall be construed to confer upon or give any person, other than the parties hereto and their successors or permitted assigns, any rights or remedies under or by reason of this Agreement.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

                               BET Holdings, Inc.

Date:                          By:
      -------------------           ----------------------------------------


                               STOCKHOLDERS:

Date:
      -------------------      ---------------------------------------------
                               Robert L. Johnson


                               TW/BET Holding Co.

Date:                          By:
      -------------------           ----------------------------------------



                               LMC BET, Inc.

Date: 12-17-93                 By:  /s/ John Draper
      -------------------           ----------------------------------------
                                                V.P.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.


                                       BET Holdings, Inc.


Date:   12/17/93                       By:  /s/ Robert L. Johnson
        ------------------------            ----------------------------


                                       STOCKHOLDERS:



Date:   12/17/93                       /s/ Robert L. Johnson
        ------------------------       ---------------------------------
                                       Robert L. Johnson


                                       TW/BET Holding Co.

                                       By TW Service Holding I, L.P.
                                         Its General Partner

Date:   12/17/93                       /s/ Diane Moss
        ------------------------       ---------------------------------



                                       LMC BET, Inc.

Date:                                  By:
        ------------------------            ----------------------------